                                                                    Exhibit 99.1

NEWS RELEASE

HASTINGS                                     CONTACT: DAN CROW          PR03-102
ENTERTAINMENT, INC.                                   Vice President and
                                                       CHIEF FINANCIAL OFFICER
                                                      (806) 351-2300, ext. 6000
                                                      www.gohastings.com

Hastings Entertainment, Inc. Reports Third Quarter Loss per Share of $0.34 Compared to a Loss of $0.58 in Prior Year

AMARILLO, Texas, November 24, 2003--Hastings Entertainment, Inc. (NASDAQ: HAST), a leading multimedia entertainment superstore retailer, today reported results for the three months ended October 31, 2003. Net loss for the third quarter of fiscal 2003 was ($3.8) million, or ($0.34) per share, compared to a net loss of ($6.6) million, or ($0.58) per share, for the same period in the prior year. The current year results include the effect of Emerging Issues Task Force Consensus No. 02-16 (EITF 02-16), which governs the accounting by a customer for certain consideration received from a vendor. The effect of EITF 02-16, which was adopted during the first quarter of fiscal 2003, increased net loss for the third quarter of 2003 by approximately $0.3 million, or $0.03 per share.

Total revenues for the third quarter of fiscal 2003 increased approximately $2.2 million, or 2.0%, to $112.8 million compared to $110.6 million during the third quarter of fiscal 2002. This increase was primarily due to an increase in merchandise comparable-store revenues (Comps) of 2.4%, primarily resulting from Comp increases in our sale video, driven by DVD sales, and video game categories for the three months ended October 31, 2003 compared to the same period last year. Increases in total sales of DVDs and video games during the third quarter of fiscal 2003 continued to be the highest among all of our merchandise product lines. DVDs for sale increased approximately 40% for the three months ended October 31, 2003 compared to the three months ended October 31, 2002, as customers continue to convert movie libraries from the VHS format to DVD. Video games for sale increased 34% for the current third quarter when compared to the third quarter of last year. Increased selection of games in popular formats and competitive pricing makes Hastings a favorite among gamers. In addition, our book Comps increased 0.8% during the quarter. Offsetting these increases in merchandise Comps was a decline in our music Comps of 6.3% for the third quarter of fiscal 2003. For the year, the music industry reported a decline of approximately 7.4% in shipments of new release compact discs and continues to battle on-line and physical music piracy.

Offsetting the overall increase in merchandise Comps was a decline in rental video Comps of 1.4%, resulting primarily from lower rentals of titles in the VHS and game formats during the quarter. The reduction in game rentals was primarily due to fewer popular titles being released during the current quarter when compared to the same period last year.

Financial Results for the Third Quarter of Fiscal 2003

Despite lower than anticipated revenue results, particularly in rental video, operating loss (net loss before income taxes, interest expense and other income) decreased approximately $2.9 million to ($3.3) million for the three months ended October 31, 2003, compared to approximately ($6.2) million for the three months ended October 31, 2002. This reduction is primarily the result of continued improvements in cost controls, particularly those related to costs associated with the distribution and return of product, and higher rental video margins.

GUIDANCE

"Our net loss for the quarter was slightly better than our internal projections," said Dan Crow, Vice President and Chief Financial Officer. "Cost controls, margin management and costs of operating our distribution center, including the return of product, were better than our projections. However, these improvements were offset by lower than projected rental revenues, which are a high margin category for us. We are also running ahead of our internal projections for the first nine months. Consequently, we are raising our earnings guidance for the year ending January 31, 2004 to a range of $0.45 to $0.50 from a range of $0.27 to $0.32 per diluted share, which we announced on May 21, 2003. Although most forecasters are projecting a robust holiday season we remain concerned about sales for the holiday season, particularly rental revenue, and this concern is a factor in our guidance."

This guidance for the fiscal year ending January 31, 2004, as indicated below under "Safe Harbor Statement," reflects current estimates, assumptions and expectations based on information available to us on the date of this press release. This guidance is subject to uncertainty, as the information upon which it is based will change over time and may change substantially as the fiscal year progresses. We undertake no obligation to update this guidance for such changes, but intend to review such guidance on a fiscal quarterly basis to determine whether we are currently in line with such guidance.

SAFE HARBOR STATEMENT

Certain written and oral statements set forth above or made by Hastings or with the approval of an authorized executive officer of the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, the words "believe," "expect," "intend," "anticipate," "project," "will" and similar expressions identify forward-looking statements which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, particularly with respect to our earnings guidance for 2003, are forward-looking statements. Such statements are based upon Company management's current estimates, assumptions and expectations, which are based on information available at the time of this disclosure, and are subject to a number of factors and uncertainties, including, but not limited to, our inability to attain such estimates, assumptions and expectations, a downturn in market conditions in any industry, including the current economic state of retailing (relating to the products we inventory, sell or rent) and the effects of or changes in economic conditions in the U.S. or the markets in which we operate. We undertake no obligation to affirm, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Hastings

Founded in 1968, Hastings Entertainment, Inc. is a leading multimedia entertainment retailer that combines the sale of books, music, software, periodicals, new and used DVDs, videos and video games with the rental of videos, DVDs and video games in a superstore format. We currently operate 148 superstores, averaging approximately 20,000 square feet, primarily in small to medium-sized markets throughout the United States.

Hastings also operates an e-commerce Internet Web site that makes available to our customers new and used entertainment products and unique, contemporary gifts and toys. The site features exceptional product and pricing offers as well as an Investor Relations section with links to past press release information and filings with the Securities and Exchange Commission, including officer certification of financial information listed as exhibits to such filings.

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)


                                                            October 31,       October 31,       January 31,
                                                                2003              2002              2003
                                                            ------------      ------------      ------------
                                                            (Unaudited)       (Unaudited)
                       Assets
Current Assets
   Cash                                                     $      3,566      $      3,421      $      4,447
   Merchandise inventories, net                                  153,252           166,269           148,395
   Income tax receivable                                             539                24               552
   Other current assets                                            5,705             4,635             5,969
                                                            ------------      ------------      ------------
         Total current assets                                    163,062           174,349           159,363

Property and equipment, net                                       78,237            76,163            76,283
Deferred income taxes                                              1,036               946               971
Intangible assets, net                                               652               676               717
Other assets                                                         189                37               188
                                                            ------------      ------------      ------------

                    Total assets                            $    243,176      $    252,171      $    237,522
                                                            ============      ============      ============

        Liabilities and Shareholders' Equity
Current liabilities
   Current maturities on capital lease obligations          $        218      $        169      $        193
   Trade accounts payable                                         82,915           100,535            75,712
   Accrued expenses & other current liabilities                   30,758            30,342            32,543
                                                            ------------      ------------      ------------
         Total current liabilities                               113,891           131,046           108,448

Long-term debt, excluding current maturities                      51,479            46,475            46,519
Other liabilities                                                  3,315             4,925             3,399

Commitments and contingencies                                         --                --                --

Shareholders' equity:
   Preferred stock                                                    --                --                --
   Common stock                                                      119               119               119
   Additional paid-in capital                                     36,635            36,763            36,749
   Retained earnings                                              40,568            35,688            45,259
   Treasury stock, at cost                                        (2,831)           (2,845)           (2,971)
                                                            ------------      ------------      ------------
         Total shareholders' equity                               74,491            69,725            79,156
                                                            ------------      ------------      ------------

Total liabilities and shareholders' equity                  $    243,176      $    252,171      $    237,522
                                                            ============      ============      ============

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data) (Unaudited)

                                                           Three months ended              Nine months ended
                                                              October 31,                     October 31,
                                                       --------------------------      --------------------------
                                                          2003            2002            2003            2002
                                                       ----------      ----------      ----------      ----------

 Merchandise revenue                                   $   88,901      $   86,445      $  269,904      $  267,026
 Rental video revenue                                      23,942          24,191          75,173          71,493
                                                       ----------      ----------      ----------      ----------
    Total revenues                                        112,843         110,636         345,077         338,519

 Merchandise cost of revenue                               65,774          66,370         200,029         199,408
 Rental video cost of revenue                               8,668          10,222          27,708          29,387
                                                       ----------      ----------      ----------      ----------
    Total cost of revenues                                 74,442          76,592         227,737         228,795
                                                       ----------      ----------      ----------      ----------

    Gross profit                                           38,401          34,044         117,340         109,724

 Selling, general and administrative expenses              41,684          40,117         120,449         117,030
 Pre-opening expenses                                          53             150             234             331
                                                       ----------      ----------      ----------      ----------

   Operating loss                                          (3,336)         (6,223)         (3,343)         (7,637)

Other income (expense):
   Interest expense                                          (547)           (481)         (1,579)         (1,497)
   Interest income                                             --              24              --           1,290
   Other, net                                                  73              53             232             164
                                                       ----------      ----------      ----------      ----------

Loss before income taxes                                   (3,810)         (6,627)         (4,690)         (7,680)

Income tax benefit                                             --              --              --              --
                                                       ----------      ----------      ----------      ----------

Net loss                                               $   (3,810)     $   (6,627)     $   (4,690)     $   (7,680)
                                                       ==========      ==========      ==========      ==========

Basic and diluted loss per share                       $    (0.34)     $    (0.58)     $    (0.41)     $    (0.68)
                                                       ==========      ==========      ==========      ==========

Weighted-average common shares outstanding:
   Basic and diluted                                       11,317          11,364          11,319          11,341
                                                       ==========      ==========      ==========      ==========

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

                                                                     Three months ended            Nine months ended
                                                                         October 31,                   October 31,
                                                                  -------------------------     -------------------------
                                                                     2003           2002           2003           2002
                                                                  ----------     ----------     ----------     ----------

Cash flows from operating activities:
    Net loss                                                      $   (3,810)    $   (6,627)    $   (4,690)    $   (7,680)
    Adjustments to reconcile net loss to net cash
       provided by operations:
       Depreciation expense                                            9,591         10,232         28,396         29,078
       Amortization expense                                               22            (60)            65            (30)
       Loss on rental videos, lost, stolen and defective                 966          1,283          3,237          4,001
       Loss on disposal of other assets                                  162            187            802            253
       Non-cash compensation                                              --            (17)            90            133
    Changes in operating assets and liabilities:
       Merchandise inventory                                         (12,576)       (26,799)        (1,796)       (13,599)
       Other current assets                                              125            596            264            697
       Trade accounts payable                                         15,098         28,059          7,203         17,118
       Accrued expenses and other liabilities                            520         (1,293)        (1,785)           549
       Income taxes receivable                                            (6)         6,757            (52)         5,497
       Other assets and liabilities, net                                (187)          (245)           (85)          (966)
                                                                  ----------     ----------     ----------     ----------
            Net cash provided by operations                            9,905         12,073         31,649         35,051
                                                                  ----------     ----------     ----------     ----------

Cash flows from investing activities:
   Purchases of rental video                                          (6,965)       (11,960)       (20,756)       (27,992)
   Purchases of property and equipment                                (5,608)        (7,699)       (16,693)       (21,100)
                                                                  ----------     ----------     ----------     ----------
            Net cash used in investing activities                    (12,573)       (19,659)       (37,449)       (49,092)
                                                                  ----------     ----------     ----------     ----------

Cash flows from financing activities:
   Borrowings under revolving credit facility                        121,552        125,311        362,112        372,911
   Repayments under revolving credit facility                       (119,070)      (122,052)      (356,985)      (359,573)
   Payments under long-term debt and capital lease obligations           (52)           (42)          (143)          (124)
   Purchase of treasury stock                                             --           (187)          (235)          (355)
   Proceeds from exercise of stock options                               167            114            170            284
                                                                  ----------     ----------     ----------     ----------
            Net cash provided by financing activities                  2,597          3,144          4,919         13,143
                                                                  ----------     ----------     ----------     ----------

Net decrease in cash                                                     (71)        (4,442)          (881)          (898)
Cash at beginning of period                                            3,637          7,863          4,447          4,319
                                                                  ----------     ----------     ----------     ----------
Cash at end of period                                             $    3,566     $    3,421     $    3,566     $    3,421
                                                                  ==========     ==========     ==========     ==========

Balance Sheet, Cash Flow and Other Ratios (1)
(Dollars in thousands, except per share amounts)

                                                       October 31,       October 31,
                                                           2003              2002
                                                       ------------      ------------
Merchandise inventories, net                           $    153,252      $    166,269
Inventory turns, trailing 12 months (2)                        1.83              1.79

Long-term debt                                         $     51,479      $     46,475
Long-term debt to total capitalization (3)                     40.9%             40.0%

Book value (4)                                         $     74,491      $     69,725
Book value per share (5)                               $       6.58      $       6.15

                                                       Three months ended October 31,         Nine months ended October 31,
                                                       -------------------------------       ------------------------------
                                                           2003               2002               2003              2002
                                                       ------------       ------------       ------------      ------------
EBITDA (6)                                             $      6,350       $      4,026       $     25,350      $     22,865

Adjusted EBITDA (6)                                    $       (615)      $     (7,934)      $      4,594      $     (5,127)

Comparable-store total revenues (7)                             1.6%               6.1%               1.0%              5.4%
Comparable-store merchandise revenues (7)                       2.4%               4.0%               0.2%              5.3%
Comparable-store rental revenues (7)                           -1.4%              14.2%               4.0%              5.9%

(1) Calculations may differ in the method employed from similarly titled measures used by other companies.

(2) Calculated as merchandise cost of goods sold for twelve months ended October 31, 2003 divided by average merchandise inventory for the twelve months ended October 31, 2003.

(3) Defined as long-term debt divided by long-term debt plus total shareholders' equity (book value).

(4)      Defined as total shareholders' equity.

(5) Defined as total shareholders' equity divided by weighted average shares outstanding for the six-month period.

(6) It is important to note that EBITDA and Adjusted EBITDA are supplemental non-GAAP measures. EBITDA is defined as "net income before interest, taxes, depreciation and amortization" and is a widely used indicator of a company's ability to service debt. Adjusted EBITDA is defined as "net income before interest, taxes, depreciation and amortization" less "expenditures for rental video assets" and could be viewed as an indicator of our ability to service debt following the procurement of rental video assets. Neither EBITDA nor Adjusted EBITDA are intended to represent or to be considered as alternatives to operating income or cash flows from operations.

         The following table reconciles EBITDA to our unaudited consolidated financial statements contained herein:

                                      Three months ended October 31,       Nine months ended October 31,
                                      ------------------------------      ------------------------------
                                          2003              2002              2003              2002
                                      ------------      ------------      ------------      ------------
Net loss                              $     (3,810)     $     (6,627)     $     (4,690)     $     (7,680)
   Interest expense                            547               481             1,579             1,497
   Income tax expense (benefit)                 --                --                --                --
   Depreciation expense                      9,591            10,232            28,396            29,078
   Amortization expense                         22               (60)               65               (30)
                                      ------------      ------------      ------------      ------------
EBITDA                                $      6,350      $      4,026      $     25,350      $     22,865
                                      ============      ============      ============      ============

         The following table reconciles Adjusted EBITDA to our unaudited consolidated financial statements contained herein:

                                        Three months ended October 31,       Nine months ended October 31,
                                        ------------------------------      ------------------------------
                                            2003              2002              2003              2002
                                        ------------      ------------      ------------      ------------
Net income (loss)                       $     (3,810)     $     (6,627)     $     (4,690)     $     (7,680)
   Interest expense                              547               481             1,579             1,497
   Income tax expense (benefit)                   --                --                --                --
   Depreciation expense                        9,591            10,232            28,396            29,078
   Amortization expense                           22               (60)               65               (30)
   Purchase of rental video assets            (6,965)          (11,960)          (20,756)          (27,992)
                                        ------------      ------------      ------------      ------------
Adjusted EBITDA                         $       (615)     $     (7,934)     $      4,594      $     (5,127)
                                        ============      ============      ============      ============

(7) Stores included in the comparable-store revenues calculation are those stores that have been open for a minimum of 60 weeks. Also included are stores that are remodeled or relocated. Sales via the internet are not included and closed stores are removed from each comparable period for the purpose of calculating comparable-store revenues.